News Release

TSX, NYSE-MKT
Symbol: NCQ

NovaCopper Files NI 43-101 Technical Report for the
Preliminary Economic Assessment on the
Arctic Open-Pit Polymetallic Project

September 12, 2013 - Vancouver, British Columbia - NovaCopper Inc. (TSX, NYSE-MKT: NCQ) ("NovaCopper” or the “Company”) is pleased to announce that it has filed a National Instrument 43-101 (“NI 43-101”) technical report (the “Report”) titled “Preliminary Economic Assessment Report on the Arctic Project, Ambler Mining District Northwest Alaska.” The effective date of this report is September 12, 2013. The PEA was prepared by Tetra Tech of Vancouver, Canada, and describes the potential technical and economic viability of establishing a conventional open-pit mine-and-mill complex for the Arctic Copper-Zinc-Lead-Silver-Gold Project (the “Project”). The base case scenario utilizes long-term metal prices of $2.90/lb for copper, $0.85/lb for zinc, $0.90/lb for lead, $22.70/oz for silver and $1,300/oz for gold. The PEA was prepared on a 100% ownership basis and all amounts are stated in U.S. dollars unless otherwise noted.

Highlights of the PEA study were as follows:

  Initial capital expenditure of $717.7 million and sustaining capital of $164.4 for total estimated capital expenditures of $882.1 million over the estimated 12-year mine life. In addition, closure and reclamation costs are estimated at $81.6 million.
  Pre-tax Net Present Value (NPV)8% of $927.7 million calculated at the beginning of the two-year construction period and an Internal Rate of Return (“IRR”) of 22.8% for the base case.
  After-tax NPV8% of $537.2 million and after-tax IRR of 17.9% for the base case.
  Estimated, pre-tax, payback of initial capital in 4.6 years and 5.0 years after-tax.
  Minimum 12-year mine life supporting a maximum 10,000 tonne-per-day conventional grinding mill-and-flotation circuit to produce copper, zinc and lead concentrates containing significant gold and silver by-products.
  Life of mine strip ratio of 8.39 to 1.
  Average annual payable production projected to be 125 million pounds of copper, 152 million pounds of zinc, 24 million pounds of lead, 29,000 ounces of gold and 2.5 million ounces of silver for life of mine. On a copper equivalent basis, equates to 210 million pounds of copper per year.
  A capital intensity ratio on initial capital of $6,995 per tonne of average annual copper produced.
  Estimated cash costs of $0.62/lb of payable copper (C1 cash costs include on-site mining and processing costs, road tolls, transport, royalties and is net of by-product credits).
  Total “all-in” cash costs (initial/sustaining capital, operating, transportation, treatment and refining charges, road toll, and by-product metal credits) estimated at $1.26/lb of payable copper.

The Company is not aware of any environmental, permitting, legal, title, taxation, socio-political, marketing or other issue which may materially affect this estimate of mineral resources. The projections, forecasts and estimates presented in the PEA constitute forward-looking statements and readers are urged not to place undue reliance on such forward-looking statements. Additional cautionary and forward-looking statement information is detailed at the end of this press release.

“With the Report for Arctic open-pit now filed, our current priority is to focus on the areas with maximum potential for improvement in the economics of the Project,” said Rick Van Nieuwenhuyse, NovaCopper’s President and Chief Executive Officer. “Specifically, we will be assessing the viability of using liquefied natural gas (“LNG”) in place of diesel as a source of power generation at Arctic. A recently released feasibility study, prepared by the Alaska Industrial Development Export Authority, suggested that the use of LNG should lead to substantial power cost reductions. Under that scenario, a stand-alone liquefaction plant would be constructed on the North Slope of Alaska from where LNG would be trucked to Fairbanks and other interior markets of the State. We will also be evaluating ways of enhancing the economics of the Project by employing a larger mining fleet in the initial years of operation and/or stockpiling lower-grade material. Although the filed PEA demonstrates a solid return on investment, I believe there are a lot of opportunities to further improve the economics of the Project.”

Qualified Persons and NI 43-101 Technical Report

The PEA was completed by Tetra Tech and has been incorporated in a National Instrument 43-101 compliant Technical Report which is now available on SEDAR and Edgar and on the Company’s website at www.novacopper.com.

Qualified Person	Scope of Responsibility
John Huang, Ph.D., P.Eng. Tetra Tech	Mineral Processing and Metallurgical Testing, Recovery Methods, Market Studies and Contracts, and Operating Costs for Processing, Surface Services and G&A
Michael F. O’Brien, M.Sc., Pr.Sci.Nat, FGSSA, FAusIMM, FSAIMM Tetra Tech	Mineral Resource Estimates
Sabry Abdel Hafez, Ph.D., P.Eng. Tetra Tech	Mining Methods, Mining Operating Cost Estimate, Economic Analysis
Mike Chin, P.Eng. Tetra Tech	Infrastructure
Graham Wilkins, P.Eng. EBA	Infrastructure
Hassan Ghaffari, P.Eng. Tetra Tech	Infrastructure, Water Treatment, Construction Camp Accommodation, Communications
Marvin Silva, Ph.D., P.Eng. Tetra Tech	Tailings Storage Facility and Management Costs
Jack DiMarchi, CPG Tetra Tech	Environmental Studies, Permitting, and Social or Community Impact
Harvey Wayne Stoyko, P.Eng. Tetra Tech	Capital Cost Estimate

Qualified Person

Erin Workman, Director of Technical Services for NovaCopper Inc., is a Qualified Person as defined by National Instrument 43-101. Ms. Workman has reviewed the technical information in this news release and approves the disclosure contained herein. Sabry Abdel Hafez, Ph.D., P.Eng. Jianhui Huang, Ph.D., P.Eng., Michael F. O’Brien, M.Sc., Pr.Sci.Nat, FGSSA, FAusIMM, FSAIMM, Hassan Ghaffari, M.Sc., P.Eng., and H. Wayne Stoyko, P.Eng. of Tetra Tech, have also reviewed the technical information in this news release and approve the disclosure contained herein as Qualified Persons as defined by National Instrument 43-101.

About NovaCopper

NovaCopper Inc. is a base metals exploration company focused on exploring and developing the Ambler mining district in Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler district – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within NovaCopper’s land package that spans approximately 143,000 hectares. NovaCopper has an agreement with NANA Regional Corporation, Inc. (NANA), an Alaskan Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with the local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

NovaCopper Contact:

Patrick Donnelly
Vice President, Corporate Communications
patrick.donnelly@novacopper.com

604-638-8088 or 1-855-638-8088

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, without limitation, statements relating to the future operating or financial performance of NovaCopper and the Project, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration results and budgets; mineral reserves and resource estimates; work programs; capital or operating expenditures; timelines; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NovaCopper's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NovaCopper Inc.’s Annual Report on Form 10-K dated February 12, 2013, filed with the Canadian securities regulatory authorities, the United States Securities and Exchange Commission and in other NovaCopper reports and documents filed with applicable securities regulatory authorities from time to time. NovaCopper's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NovaCopper assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

The PEA has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in the PEA have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101”) and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC”), and resource and reserve information contained therein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth in the PEA may not be comparable with information made public by companies that report in accordance with U.S. standards.